UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to
Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2015

NATIONAL PENN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-22537-01	23-2215075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Hamilton Street, Suite 1100 Allentown, PA 18101
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former name or former address, if changed since last report)
_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 4, 2015, National Penn Bancshares, Inc. (“National Penn”) entered into an agreement to purchase 7,317,100 shares of its common stock from Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. (together, “Warburg Pincus”). The purchase price is $10.25 per share, resulting in a total purchase price of $75,000,275. Following the repurchase transaction, Warburg Pincus owns 8.3% of National Penn’s outstanding common stock. A copy of the press release is attached hereto as Exhibit 99.1 and a copy of the repurchase agreement is attached hereto as Exhibit 99.2.

National Penn director Michael E. Martin is Managing Director and head of Warburg Pincus' financial services group.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 4, 2015 - National Penn Bancshares, Inc. to Repurchase Common Stock
99.2	Share Repurchase Agreement, dated as of February 4, 2015, by and between Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P. and National Penn Bancshares, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date: February 4, 2015	By:	/s/ Scott V. Fainor
		Name:	Scott V. Fainor
		Title:	President and CEO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 4, 2015 -National Penn Bancshares, Inc. to Repurchase Common Stock
99.2	Share Repurchase Agreement, dated as of February 4, 2015, by and between Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P. and National Penn Bancshares, Inc.